UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934


                              Date of Report (Date of earliest event reported):
                                                 September 9, 1998


                                            NEW GENERATION FOODS, INC.
                         (Exact name of registrant as specified in its charter)


      NEVADA                  1-10825            36-2972588
   (State or Other           (Commission        (IRS Employer
   jurisdiction of           File Number)      Identification No.)
   incorporation)


                               9 Dunham Road, Scarsdale, New York 10583
                      (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code: (914) 722-2410

                           FORWARD LOOKING STATEMENTS

         Certain statements in this Form 8-K, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.


ITEM 5.   OTHER EVENTS.


         New Generation Foods, Inc. (the "Company") has acquired an option (the "Option") to purchase the assets of the Credit Risk Monitor credit information service ("CRM") from Market Guide Inc. ("MGI"). Exercise of the Option, which expires November 30, 1998 unless extended to no later than January 31, 1999 (the "Option Period"), is at the sole discretion of the Company and is conditioned on, among other things, the Company's ability to raise financing of approximately $2.5 million to fund the initial payment and CRM's working capital requirements. There can be no assurance that said financing will be obtained and/or that the Option will be exercised.

         During the Option Period, Jerome S. Flum, Chairman and President of the Company, will act as an unpaid, part-time consultant to MGI, assisting in the management of CRM.

         If the Option is exercised, the purchase price for the CRM assets will be approximately $2.5 Million, less the amount of $60,000 paid by the Company for the Option (subject to increase, up to $70,000, if the Option Period is extended until January 31, 1998), and subject to certain other adjustments. Of this price, approximately $1.5 Million is payable in cash at the closing and the balance will be evidenced by a promissory note, payable with interest at the rate of 6% per annum which shall accrue commencing July 1, 2001, in 24 equal monthly installments of principal and interest commencing July 30, 2001 and ending June 30, 2003. Certain other costs and expenses to be paid by the Company, in an amount to be determined at closing, will be evidenced by a separate promissory note, payable with interest at the rate of 8.5% per annum, which shall accrue from the closing date until January 30, 2001, whereupon all principal and accrued interest will be payable in 24 equal monthly installments of principal and interest commencing January 31, 2001 and ending December 31, 2003. The notes will be secured by a first priority purchase money security interest on substantially all of the assets of the Company.

         A copy of the press release issued by the Company in connection with the acquisition of the Option is attached as Exhibit 20 hereto.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

   20.       Press release dated September 9, 1998.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           NEW GENERATION FOODS, INC.


                           By:  /s/Jerome S. Flum
                                Name:  Jerome S. Flum
                                Title: Chairman of the Board and
                                       Principal Financial Officer




DATE:  September 24, 1998


                                  EXHIBIT LIST


Exhibit
Number

20.       Press Release dated September 9, 1998.